UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2016

INVO BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-147330	20-4036208
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

407R Mystic Avenue, Suite 34C,  Medford, MA   02155
(Address of principal executive offices)          (Zip Code)

(978) 878-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a)     Dismissal of Independent Accountant.
On October 16, 2016, INVO Bioscience, Inc. (the “Company”) notified RBSM LP (“RBSM”) that  it was dismissed as the  Registrant’s  independent registered public accounting  firm.  The Company’s Board of Directors approved the dismissal of RBSM as  its’ independent registered public accounting  firm effective as of October 10, 2016.  Except as noted in the paragraph immediately below, the reports of RBSM on the Company’s  financial statements for the years ended December 31, 2010 and 2009  and the period January 5, 2007 (date of inception) through December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting  principle.   The reports of  RBSM on the Company’s financial statements as of and for the years ended  December 31, 2010 and 2009 and the period January 5, 2007 (date of inception) through December 31, 2010 contained  explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company had  generated negative cash flows from operating activities, experienced recurring net operating losses, and was dependent on securing additional equity and debt financing to support its business efforts
During the years ended December 31, 2010 and 2009  and the period January 5, 2007 (date of inception) through December 31, 2010 and through October 16, 2016 the Company has not had any disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RBSM’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s  financial statements for such periods.
During the years ended December 31, 2010 and 2009, and the period January 5, 2007 (date of inception) through December 31, 2010 and through October 16, 2016, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided RBSM with a copy of the disclosures in this Form 8-K prior to the filing with the Securities and Exchange Commission (“SEC”) and requested that RBSM furnish it with a letter addressed to the SEC stating that RBSM agrees with the Company’s statements in this Item 4.01.  A copy of the letter dated January 6, 2017 furnished by RBSM, in response to that request is filed as Exhibit 16.2 to this Current Report on Form 8-K.
 (b)           Engagement of Independent Accountant.
  The Board of Directors also ratified the Company’s selection of Liggett & Webb P.A. (“L&W”), a certified public accounting firm, as the Company’s new independent registered public accounting firm for the fiscal years ending December 31, 2011 through December 31, 2015.  The Company formally retained L&W pursuant to an engagement letter dated October 10, 2016.
During the Company’s two most recent fiscal years ended December 31, 2016 and December 31, 2015, and any subsequent interim period through January 5, 2017, the Company did not consult with L&W regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by L&W on the Company’s financial statements.  Further, L&W did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting or any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).
  (c)           Exhibits
16.2 Letter furnished by RBSM to the Securities and Exchange Commission, dated January 6, 2017, indicating their agreement with the statements contained in this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective September 1, 2016, the board of directors of INVO Bioscience Inc. (the “Company”) approved by majority vote a change of the Company’s registered agent from Cane Clark LLP to Registered Agent Solutions, Inc. and approved an amendment to the Company’s Articles of Incorporation reflecting such change. Article V of the Company’s Articles of Incorporation has been amended to reflect the change. On September 6, 2016, the Company filed a Statement of Change of Registered Agent by Represented Entity with the Nevada’s Secretary of State to effectuate the change.
A copy of the Company’s  Statement of Change of Registered Agent by Represented Entity filed September  6, 2016 is attached as Exhibit 3.5 to this Current Report on Form 8-K.
Item 8.01 Other Events
Although there can be no guaranty, the Company intends to make appropriate filings with the Securities and Exchange Commission (“SEC”) as soon as possible to address the Company’s missing Form 10-Ks and Form 10-Qs and to otherwise bring up to date the information the Company has filed with the SEC.
Item 9.01 Financial Statements and Exhibits
Exhibit No.	Description
3.5	Company’s Statement of Change of Registered Agent by Represented Entity filed September 6, 2016.

16.2	Letter furnished by RBSM to the Securities and Exchange Commission, dated January 6, 2017, indicating their agreement with the statements contained in this Form 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO Bioscience, Inc.

Date: January 6, 2017	By:	/s/ Kathleen T. Karloff
Kathleen T. Karloff
Chief Executive Officer and Chairman of the Board of Directors